UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events).

MagnaChip Semiconductor Corporation (the “Company”) has learned that the Seoul Central District Prosecutor’s Office has indicted Heung Kyu Kim (“H.K. Kim”), Executive Vice President and General Manager, Power Solutions Division, of the Company’s Korean subsidiary, MagnaChip Semiconductor, Ltd., who also serves as an executive officer of the Company, alleging the breach of fiduciary duties to his former employer in Korea, whose employment he left more than six years ago.

The Company takes the allegations against H.K. Kim very seriously and has cooperated fully with the Seoul Central District Prosecutor’s Office throughout its investigation. The Company is committed to upholding the high ethical standards it requires of its employees in the workplace. The Company does not expect the indictment to negatively impact its business, financial condition or results of operations in any material respect.

Safe Harbor for Forward-Looking Statements

Information in this Current Report on Form 8-K regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included herein are based upon information available to the Company as of the date of this Current Report, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include risks detailed from time to time in the Company’s filings with the SEC, including our Quarterly Report on Form 10-Q filed on November 8, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: December 13, 2013	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary